Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2016 RESULTS
Revenues Up 4% to $3.4 Billion
Operating Income Up 6% to $798 Million
Diluted EPS Up 31% to $1.15; Adjusted Diluted EPS Up 19% to $1.05

NEW YORK, November 3, 2016 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter of 2016, including the highest quarterly diluted earnings per share (“EPS”) in the Company’s history and a third quarter record for revenues and operating income.
“CBS is clearly knocking the cover off the ball, including revenue and profit growth across every one of our operating segments,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “Our premium content continues to be the driving force behind our success, starting with the CBS Television Network, which kicked off another terrific season as the #1 network, with the #1 new drama, Bull, and the #1 new comedy, Kevin Can Wait. With ownership in all of our new fall shows, we have once again positioned our Company to monetize additional content across all platforms for years to come. This includes content licensing and distribution, which benefited from a 40% increase in streaming revenue during the third quarter. It also includes affiliate and subscription fees, where retransmission consent and reverse compensation grew 32% during the quarter, and where we continue to see rapid growth in our subscription streaming services, CBS All Access and Showtime OTT. Meanwhile, advertising remains strong and is accelerating here in the fourth quarter as our new upfront pricing kicks in and political spending is ramping up nicely. Looking ahead to the separation of our radio business, we see additional opportunities to return value to shareholders and invest in our core content business. So we feel extremely good about our future, and we are confident we have set ourselves up to succeed under any scenario.”

Third Quarter 2016 Results
Revenues for the third quarter of 2016 increased 4% to $3.40 billion from $3.26 billion for the same prior-year period. The growth was led by a 32% increase in retransmission revenues and fees from CBS Television Network affiliated stations as well as growth from digital distribution platforms. Content licensing and distribution revenues increased 6%, driven by growth in domestic television licensing sales. Advertising revenues during the third quarter were affected by 10 hours of primetime preemptions for Democratic and Republican conventions and the first Presidential debate as well as competition from the 2016 Summer Olympics, while advertising benefited from higher political spending.
Operating income for the third quarter of 2016 increased 6% to $798 million from $753 million for the same prior-year period, reflecting the higher revenues, which were partially offset by increased investment in programming.
Net earnings from continuing operations of $514 million for the third quarter of 2016 rose 21% from $426 million for the same quarter in 2015, and adjusted net earnings from continuing operations increased 10% to $467 million, driven by the higher operating income.
EPS from continuing operations for the third quarter of 2016 grew 31% to $1.15 from $.88 for the same quarter in 2015, and adjusted EPS increased 19% to $1.05. Weighted average shares outstanding were 446 million in the third quarter of 2016, down from 484 million in the prior-year period, mainly as a result of the Company’s ongoing share repurchase program.
Adjusted results for the third quarter of 2016 excluded a one-time tax benefit of $47 million associated with a multiyear adjustment to a tax deduction, which was approved by the Internal Revenue Service (“IRS”) during the third quarter of 2016. No adjustments were made to reported results for the third quarter of 2015.
Free Cash Flow, Balance Sheet and Liquidity
For the third quarter of 2016, operating cash flow from continuing operations was an inflow of $55 million compared with an outflow of $231 million in the same prior-year period, and for the first nine months of the year, operating cash flow from continuing operations was $1.31 billion compared with $650 million in 2015. For the third quarter of 2016, free cash flow was an inflow of $9 million compared with an outflow of $289 million for the same prior-year period, and for the first nine months of 2016, free cash flow of $1.18 billion increased from $546 million in 2015. The increases for the nine-month period were driven by growth in affiliate and subscription fees and higher advertising revenues, including from the broadcast of Super Bowl 50 on CBS, partially offset by increased investment in content.
During the third quarter of 2016, the Company issued $700 million of 2.90% senior notes due 2027 and used the net proceeds from this issuance for general corporate purposes, including the repurchase of CBS Corp. Class B Common Stock and the repayment of short-term borrowings, including commercial paper.

Repurchase of Company Stock
During the third quarter of 2016, the Company repurchased 9.5 million shares of its Class B Common Stock for $500 million. For the first nine months of 2016, the Company repurchased 29.0 million shares of its Class B Common Stock for $1.50 billion, at an average cost of $51.76 per share.
Radio Separation
In connection with the Company’s previously announced plans to separate its radio business, CBS Radio Inc. (“CBS Radio”) filed a preliminary registration statement with the Securities and Exchange Commission during the third quarter of 2016 for the proposed initial public offering of its common stock. In October 2016, CBS Radio borrowed $1.46 billion through a $1.06 billion senior secured term loan due 2023 and the issuance of $400 million of 7.25% senior unsecured notes due 2024 through a private placement (“CBS Radio Borrowings”). The term loan bears interest at a rate equal to 3.50% plus the greater of LIBOR and 1.00%. The weighted average interest rate on these borrowings is 5.25% as of November 3, 2016. Also in October 2016, CBS Radio entered into a $250 million senior secured revolving credit facility. As of November 3, 2016, there were no outstanding borrowings under the revolving credit facility. The CBS Radio Borrowings are guaranteed by certain subsidiaries of CBS Radio. The Company does not guarantee, or otherwise provide credit support for, the CBS Radio Borrowings or the revolving credit facility. The net debt proceeds will be primarily used by CBS Corporation to repurchase shares of its Class B Common Stock, with the remainder to be used for general corporate purposes and ongoing cash needs.
Segment Presentation
In preparation for the planned separation of CBS Radio, the Company changed the manner in which it manages its television and radio operations during the third quarter of 2016. Accordingly, the Company’s previously reported operating segment, Local Broadcasting, has been separated into two operating segments, Local Media and Radio. In connection with this new segment presentation, the presentation of intercompany revenues has been revised, including station affiliation fees paid by Local Media to the CBS Television Network. Prior period results have been reclassified to conform to this presentation.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, operating income (loss) excluding restructuring charges, impairment charges, and other operating items, net by segment (“Segment Operating Income”), and depreciation and amortization by segment for the three and nine months ended September 30, 2016, and 2015.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2016	2015	2016	2015
Entertainment	$1,949	$1,932	$6,483	$5,978
Cable Networks	598	526	1,659	1,680
Publishing	226	203	558	547
Local Media	409	376	1,253	1,138
Radio	319	318	898	907
Corporate/Eliminations	(105)	(98)	(319)	(274)
Total Revenues	$3,396	$3,257	$10,532	$9,976

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2016	2015	2016	2015
Advertising	$1,469	$1,481	$5,363	$4,859
Content licensing and distribution	1,108	1,046	2,780	2,889
Affiliate and subscription fees	753	664	2,208	2,044
Other	66	66	181	184
Total Revenues	$3,396	$3,257	$10,532	$9,976

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Operating Income (Loss)	2016	2015	2016	2015
Entertainment	$348	$339	$1,148	$947
Cable Networks	285	246	740	717
Publishing	44	43	83	80
Local Media	122	101	402	338
Radio	77	73	215	195
Corporate	(78)	(49)	(245)	(181)
Adjusted Operating Income	798	753	2,343	2,096
Restructuring charges	—	—	—	(55)
Other operating items, net	—	—	9	19
Total Operating Income	$798	$753	$2,352	$2,060

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Depreciation and Amortization	2016	2015	2016	2015
Entertainment	$28	$31	$88	$95
Cable Networks	6	5	17	17
Publishing	1	1	4	4
Local Media	11	12	33	37
Radio	7	8	22	23
Corporate	8	8	24	23
Total Depreciation and Amortization	$61	$65	$188	$199

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Interactive, and CBS Films)
Entertainment revenues for the third quarter of 2016 were $1.95 billion, up 1% from $1.93 billion for the same prior-year period. This increase was led by 39% growth in affiliate and subscription fees, driven by higher station affiliation fees and subscription growth for CBS All Access. Due to 10 hours of primetime preemptions for Democratic and Republican conventions and the first Presidential debate as well as competition from the 2016 Summer Olympics, network advertising revenues were down 2% for the third quarter. Content licensing and distributions revenues were 3% lower than last year’s third quarter, which included the initial domestic availability of Elementary. Growth in domestic streaming sales partly offset this impact.
Entertainment operating income for the third quarter of 2016 grew 3% to $348 million from $339 million for the same prior-year period, driven by the increase in revenues.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues grew 14% to $598 million for the third quarter of 2016 from $526 million for the same prior-year period. The increase was driven by higher revenues from the domestic licensing of Showtime original series, including Penny Dreadful, and growth from Showtime Networks’ over-the-top streaming service.
Cable Networks operating income for the third quarter of 2016 increased 16% to $285 million from $246 million for the same prior-year period, reflecting the revenue growth, which was partly offset by increased investment in original series.
Publishing (Simon & Schuster)
Publishing revenues increased 11% to $226 million for the third quarter of 2016 from $203 million for the same prior-year period. The increase was led by growth in both print and digital book sales, including the bestselling titles Born to Run by Bruce Springsteen and The Girl with the Lower Back Tattoo by Amy Schumer. Digital revenues represented 23% of Publishing’s total revenues for the third quarter of 2016.
Publishing operating income increased to $44 million for the third quarter of 2016 from $43 million for the same prior-year period, as the increase in revenues was largely offset by higher production and selling costs.

Local Media (CBS Television Stations)
Local Media revenues rose 9% to $409 million for the third quarter of 2016 from $376 million for the same prior-year period, reflecting growth in retransmission revenues and higher political advertising sales from upcoming federal and state elections.
Local Media operating income increased 21% to $122 million for the third quarter of 2016 from $101 million for the same prior-year period, primarily reflecting the higher revenues.
Radio (CBS Radio)
Radio revenues were $319 million for the third quarter of 2016 compared with $318 million for the same prior-year period, reflecting higher national advertising sales, which were offset by lower local advertising sales.
Radio operating income grew 5% to $77 million for the third quarter of 2016 from $73 million for the same prior-year period. The increase mainly reflects lower expenses resulting from restructuring activities put in place during 2015.
Corporate
Corporate expenses for the third quarter of 2016 increased $29 million to $78 million from $49 million for the same prior-year period, mainly due to higher pension and other employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s content; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; effects relating to the Company exploring, entering into, and/or consummating any potential transaction with Viacom Inc.; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the ability to achieve the separation of the Company’s radio business on terms that the Company finds acceptable; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$3,396	$3,257	$10,532	$9,976
Operating income	798	753	2,352	2,060
Interest expense	(104)	(102)	(304)	(289)
Interest income	7	6	22	18
Other items, net	2	(4)	(5)	(23)
Earnings from continuing operations before income taxes	703	653	2,065	1,766
Provision for income taxes	(176)	(211)	(612)	(579)
Equity in loss of investee companies, net of tax	(13)	(16)	(43)	(35)
Net earnings from continuing operations	514	426	1,410	1,152
Loss from discontinued operations	(36)	—	(36)	—
Net earnings	$478	$426	$1,374	$1,152

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.16	$.89	$3.13	$2.36
Loss from discontinued operations	$(.08)	$—	$(.08)	$—
Net earnings	$1.08	$.89	$3.05	$2.36

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.15	$.88	$3.10	$2.33
Loss from discontinued operations	$(.08)	$—	$(.08)	$—
Net earnings	$1.07	$.88	$3.02	$2.33

Weighted average number of common shares outstanding:
Basic	442	480	451	489
Diluted	446	484	455	495

Dividends per common share	$.18	$.15	$.48	$.45

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$179	$323
Receivables, net	3,348	3,628
Programming and other inventory	1,459	1,271
Prepaid expenses and other current assets	471	525
Total current assets	5,457	5,747
Property and equipment	3,263	3,243
Less accumulated depreciation and amortization	1,918	1,838
Net property and equipment	1,345	1,405
Programming and other inventory	2,237	1,957
Goodwill	6,531	6,481
Intangible assets	5,499	5,514
Other assets	2,779	2,661
Total Assets	$23,848	$23,765

Liabilities and Stockholders’ Equity
Accounts payable	$153	$192
Participants’ share and royalties payable	979	1,013
Program rights	373	374
Commercial paper	33	—
Current portion of long-term debt	22	222
Accrued expenses and other current liabilities	1,538	1,759
Total current liabilities	3,098	3,560
Long-term debt	8,902	8,226
Other liabilities	6,433	6,344
Liabilities of discontinued operations	67	72
Total Stockholders’ Equity	5,348	5,563
Total Liabilities and Stockholders’ Equity	$23,848	$23,765

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2016	2015
Operating Activities:
Net earnings	$1,374	$1,152
Less: Loss from discontinued operations	(36)	—
Net earnings from continuing operations	1,410	1,152
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	188	199
Stock-based compensation	134	128
Equity in loss of investee companies, net of tax and distributions	48	37
Change in assets and liabilities, net of investing and financing activities	(472)	(866)
Net cash flow provided by operating activities from continuing operations	1,308	650
Net cash flow used for operating activities from discontinued operations	(2)	(27)
Net cash flow provided by operating activities	1,306	623
Investing Activities:
Acquisitions	(51)	(7)
Capital expenditures	(125)	(104)
Investments in and advances to investee companies	(44)	(58)
Proceeds from dispositions	28	75
Other investing activities	11	(8)
Net cash flow used for investing activities from continuing operations	(181)	(102)
Net cash flow used for investing activities from discontinued operations	—	(4)
Net cash flow used for investing activities	(181)	(106)
Financing Activities:
Proceeds from (repayments of) short-term debt borrowings, net	33	(313)
Proceeds from issuance of senior notes	685	1,959
Repayment of senior debentures	(199)	—
Payment of capital lease obligations	(13)	(13)
Dividends	(209)	(228)
Purchase of Company common stock	(1,534)	(2,345)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(57)	(96)
Proceeds from exercise of stock options	13	137
Excess tax benefit from stock-based compensation	13	87
Other financing activities	(1)	—
Net cash flow used for financing activities	(1,269)	(812)
Net decrease in cash and cash equivalents	(144)	(295)
Cash and cash equivalents at beginning of period	323	428
Cash and cash equivalents at end of period	$179	$133

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the nine months ended September 30, 2016 and 2015. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges, impairment charges, and other operating items, net, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income”. The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

	Nine Months Ended September 30,
	2016	2015
Adjusted Operating Income	$2,343	$2,096
Restructuring charges	—	(55)
Other operating items, net	9	19
Operating income	2,352	2,060
Interest expense	(304)	(289)
Interest income	22	18
Other items, net	(5)	(23)
Earnings from continuing operations before income taxes	2,065	1,766
Provision for income taxes	(612)	(579)
Equity in loss of investee companies, net of tax	(43)	(35)
Net earnings from continuing operations	1,410	1,152
Loss from discontinued operations	(36)	—
Net earnings	$1,374	$1,152

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by (used for) operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net cash flow provided by (used for) operating activities	$55	$(240)	$1,306	$623
Capital expenditures	(46)	(58)	(125)	(104)
Exclude operating cash flow from discontinued operations	—	(9)	(2)	(27)
Free cash flow	$9	$(289)	$1,183	$546
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net cash flow provided by (used for) operating activities	$55	$(240)	$1,306	$623
Net cash flow used for investing activities	$(39)	$(64)	$(181)	$(106)
Net cash flow (used for) provided by financing activities	$(13)	$117	$(1,269)	$(812)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2016 and 2015 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry; and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended September 30, 2016
	2016 Reported	Tax Item (a)	2016 Adjusted
Revenues	$3,396	$—	$3,396

Operating income	$798	$—	$798
Operating income margin (b)	23%		23%
Interest expense	(104)	—	(104)
Interest income	7	—	7
Other items, net	2	—	2
Earnings from continuing operations before income taxes	703	—	703
Provision for income taxes	(176)	(47)	(223)
Effective income tax rate	25.0%		31.7%

Equity in loss of investee companies, net of tax	(13)	—	(13)
Net earnings from continuing operations	$514	$(47)	$467
Diluted EPS from continuing operations	$1.15	$(.11)	$1.05
Diluted weighted average number of common shares outstanding	446		446
(a) Reflects a one-time tax benefit associated with a multiyear adjustment to a tax deduction, which was approved by the IRS during the third quarter of 2016.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2016
	2016 Reported	Other Operating Items (a)	Write-down of Investment (b)	Tax Item (c)	2016 Adjusted
Revenues	$10,532	$—	$—	$—	$10,532

Operating income	$2,352	$(9)	$—	$—	$2,343
Operating income margin (d)	22%				22%
Interest expense	(304)	—	—	—	(304)
Interest income	22	—	—	—	22
Other items, net	(5)	—	—	—	(5)
Earnings from continuing operations before income taxes	2,065	(9)	—	—	2,056
Provision for income taxes	(612)	4	—	(47)	(655)
Effective income tax rate	29.6%				31.9%

Equity in loss of investee companies, net of tax	(43)	—	6	—	(37)
Net earnings from continuing operations	$1,410	$(5)	$6	$(47)	$1,364
Diluted EPS from continuing operations	$3.10	$(.01)	$.01	$(.10)	$3.00
Diluted weighted average number of common shares outstanding	455				455
.

	Nine Months Ended September 30, 2015
	2015 Reported	Restructuring Charges (e)	Other Operating Items (a)	2015 Adjusted
Revenues	$9,976	$—	$—	$9,976

Operating income	$2,060	$55	$(19)	$2,096
Operating income margin (d)	21%			21%
Interest expense	(289)	—	—	(289)
Interest income	18	—	—	18
Other items, net	(23)	—	—	(23)
Earnings before income taxes	1,766	55	(19)	1,802
Provision for income taxes	(579)	(22)	16	(585)
Effective income tax rate	32.8%			32.5%

Equity in loss of investee companies, net of tax	(35)	—	—	(35)
Net earnings	$1,152	$33	$(3)	$1,182
Diluted EPS	$2.33	$.07	$(.01)	$2.39
Diluted weighted average number of common shares outstanding	495			495
(a) Reflects gains on the sales of internet businesses in China. 2016 also includes a multiyear, retroactive impact of a new operating tax.
(b) Reflects the write-down of an international television joint venture to its fair value.
(c) Reflects a one-time tax benefit associated with a multiyear adjustment to a tax deduction, which was approved by the IRS during the third quarter of 2016.
(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.
(e) Restructuring charges at Entertainment, Local Media and Radio primarily for the reorganization of certain business operations and other exit costs.